Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMEN (this “Amendment”) is made as of June 17, 2019 (the “Effective Date”) by and among BLACK HILLS CORPORATION, a South Dakota corporation (the “Borrower”), the financial institutions listed on the signature pages hereto (the “Banks”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), under that certain Amended and Restated Credit Agreement, dated as of July 30, 2018 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the Banks party thereto and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).

WHEREAS, the Borrower has requested that the Banks modify the Credit Agreement in certain respects including to, among other things, increase the term loan facility provided thereunder (the “Existing Term Loan Facility”) by an aggregate principal amount of $100,000,000 to permit a term loan facility (including the Existing Term Loan Facility) in an aggregate principal amount of $400,000,000; and

WHEREAS, the Borrower, the Banks and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Banks and the Administrative Agent hereby agree as follows.

ARTICLE I

AMENDMENT

Effective as of the Effective Date but subject to the satisfaction of the conditions precedent set forth in Article III below, the Credit Agreement is hereby amended as follows:

1.1    Section 1.1 of the Credit Agreement is hereby amended to insert the following definitions alphabetically therein:

“Additional Commitment” means (a) as to any Bank, the aggregate commitment of such Bank to make Additional Loans on the Amendment No. 1 Effective Date as set forth on Schedule 2.1 or in the most recent Assignment and Assumption or other documentation contemplated hereby executed by such Bank, as it may be modified pursuant to the terms hereof and (b) as to all Banks, the aggregate commitment of all Banks to make Additional Loans, which aggregate commitment shall be $100,000,000 on the Amendment No. 1 Effective Date. After advancing each Additional Loan, each reference to a Bank’s Additional Commitment shall refer to that Bank’s Percentage of the Additional Loans.

“Additional Loans” means, with respect to a Bank, such Bank’s term loan made on the Amendment No. 1 Effective Date pursuant to Section 2.1(b) (or any conversion or continuation thereof).

“Amendment No. 1” means that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Borrower, the Banks party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means June 17, 2019.

“Initial Commitment” means, as to any Bank, such Bank’s Percentage of the Initial Loans.

“Initial Loans” means, with respect to a Bank, such Bank’s term loan continued on the Effective Date pursuant to Section 2.1(a) (or any conversion or continuation thereof).

1.2    Section 1.1 of the Credit Agreement is hereby further amended to amend and restate the definitions of “Commitment”, “Fee Letter”, “Loans” and “Termination Date” in its entirety as follows:

“Commitment” means each Bank’s Initial Commitment and/or Additional Commitment, as applicable.

“Fee Letter” means that certain letter dated as of the Amendment No. 1 Effective Date by and between JPMorgan and the Borrower pertaining to fees to be paid by the Borrower to JPMorgan thereunder.

“Loans” means, with respect to a Bank, such Bank’s Initial Loans and/or Additional Loans, as applicable, and includes a Base Rate Loan or Eurodollar Loan, each of which is a “type” of Loan hereunder.

“Termination Date” means June 17, 2021.

1.3    Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 2.1    The Loan Commitments.

(a)    Prior to the Effective Date, certain term loans were previously made to the Borrower under the Existing Credit Agreement which remain outstanding as of the Effective Date (such outstanding loans being hereinafter referred to as the “Existing Loans”). Subject to the terms and conditions of this Agreement, the Borrower and each Bank agree that on the Effective Date the Existing Loans shall be re-evidenced as loans under this Agreement (each such loan, a “Initial Loan” hereunder), and the terms of the Existing Loans shall be restated in their entirety and shall be evidenced by this Agreement. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed.

(b)    Each Bank with an Additional Commitment severally agrees, on the terms and conditions set forth in Amendment No.1 and this Agreement, to make an Additional Loan to the Borrower in U.S. Dollars on the Amendment No. 1 Effective Date, in an amount equal to such Bank’s Additional Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent. Any amount borrowed under this Section 2.1(b) and subsequently repaid or prepaid may not be reborrowed. Unless previously terminated, the Additional Loan Commitments shall terminate at 5:00 p.m. (New York time) on the Amendment No. 1 Effective Date. Notwithstanding anything to the contrary herein, from and after the Amendment No.1 Effective Date, the Initial Loan and Additional Loan of each Bank shall be combined into a single “Loan” made by such Bank for all purposes hereunder.

Unless an earlier maturity is provided for hereunder, all Loans shall mature and be due and payable on the Termination Date.

1.4    Schedule 2.1 to the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Annex I.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants as follows:

2.1    This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally.

2.2    As of the date hereof and after giving effect to the terms of this Amendment, (i) the Borrower shall be in full compliance with all of the terms and conditions of the Amended Credit Agreement, and no Default or Event of Default shall have occurred and be continuing and (ii) each of the representations and warranties of the Borrower set forth in the Amended Credit Agreement are true and correct in all material respects (unless such representation or warranty is already qualified with respect to materiality, in which case it shall be and remain true and correct in all respects) as of the date hereof, except that if any such representation or warranty relates solely to an earlier date it need only remain true in all material respects (unless such representation or warranty is already qualified with respect to materiality, in which case it shall be and remain true and correct in all respects) as of such date.

ARTICLE III

CONDITIONS PRECEDENT

This Amendment shall become effective on the Effective Date, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.1    The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, each Bank and the Administrative Agent.

3.2    The Administrative Agent shall have received for each Bank the favorable written opinion of each of (i) Faegre Baker Daniels LLP, counsel to the Borrower and (ii) General Counsel to the Borrower.

3.3    The Administrative Agent shall have received for each Bank copies of the Borrower’s (i) Articles of Incorporation, together with all amendments and (ii) bylaws (or comparable constituent documents) and any amendments thereto, certified in each instance by its Secretary or an Assistant Secretary.

3.4    The Administrative Agent shall have received for each Bank satisfactory evidence that the Borrower’s Board of Directors has authorized the execution and delivery of the Amendment and the consummation of the transactions contemplated thereby together with specimen signatures of the persons authorized to execute such documents on the Borrower’s behalf, all certified in each instance by its Secretary or Assistant Secretary.

3.5    The Administrative Agent shall have received for each Bank which has requested same such Bank’s duly executed Note of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 2.10(a) of the Credit Agreement.

3.6    All legal matters incident to the execution and delivery of the Amendment shall be satisfactory to the Banks.

3.7    The Administrative Agent shall have received a duly executed Compliance Certificate containing financial information as of March 31, 2019 (stating a Consolidated Indebtedness to Capitalization Ratio in accordance with Section 7.17 of the Credit Agreement).

3.8    There has been no material adverse change in the business, assets, operations, performance or condition, financial or otherwise, of the Borrower and its subsidiaries, taken as a whole, since the date of the most recently audited financial year of the Borrower.

3.9    The Borrower shall have provided to the Administrative Agent a certificate stating that the conditions precedent set forth in Article II and this Article III have been satisfied.

3.10    The Administrative Agent shall have received payment and/or reimbursement of the Administrative Agent’s fees and expenses (including, to the extent invoiced, reasonable fees, charges and disbursements of outside counsel to the Administrative Agent) in connection with preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith.

3.11    The Administrative Agent shall have received such other documents and information as it may reasonably request.

ARTICLE IV

GENERAL

4.1    Expenses. The Borrower agrees to reimburse the Administrative Agent upon demand for all reasonable out-of-pocket expenses paid or incurred by the Administrative Agent, including, without limitation, reasonable fees, charges and disbursements of outside counsel to the Administrative Agent incurred in connection with preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith (collectively, “Costs and Expenses”).

4.2    Counterparts. This Amendment may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart hereof via facsimile or electronic means shall for all purposes be as effective as delivery of an original counterpart.

4.3    Severability of Provisions. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

4.4    Governing Law. This Amendment, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of New York.

4.5    Successors; Enforceability. The terms and provisions of this Amendment shall be binding upon the Borrower, the Administrative Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Administrative Agent and the Banks and the successors and assigns of the Administrative Agent and the Banks.

4.6    Reference to and Effect on the Credit Agreement.

(a)    Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.

(b)    Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith (including, without limitation, all of the Credit Documents) shall remain in full force and effect and are hereby ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Banks, nor constitute a waiver of any provision of the Amended Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)    This Amendment shall constitute a Credit Document.

4.7    Headings. Section headings used in this Amendment are for reference only and shall not affect the construction of this Amendment.

4.8    Addition of Banks.

(a)Certain Persons are becoming Banks under the Credit Agreement as of the date of this Amendment. Such Banks shall evidence their entry into the Credit Agreement by their execution and delivery of signature pages to this Amendment. This Amendment shall not be given effect prior to receipt of such Banks’ executed pages hereto. Such Banks’ Commitments and Loans appear in Schedule 2.1 of Annex I hereto. Such Persons shall have the rights, duties and obligations of Banks on and after the date hereof as a result of executing this Amendment (including, without limitation, funding obligations in respect of their Additional Commitments as and when required under the Credit Agreement). The Administrative Agent is hereby authorized to take such steps under the Credit Agreement as reasonably required to give effect to the addition of such Persons as Banks, including, without limitation, reallocating outstanding obligations among the Banks ratably based on their Commitments. The parties hereto agree with and consent to the foregoing.

(b)The Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of “Loans” (each as defined in and in effect under the Credit Agreement) as are necessary in order that each such Banks’ Loans hereunder reflects such Banks’ Percentage thereof on the Effective Date, and the Borrower and each Bank that was a Bank under the Credit Agreement prior to giving effect to this Amendment hereby agrees (with effect immediately prior to the Effective Date) that (x) such reallocation, sales and assignments shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumptions, without the payment of any related assignment fee, and, except for promissory notes requested by a Bank in accordance with the Section 2.10(a) of the Credit Agreement, no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived), (y) such reallocation shall satisfy the assignment provisions of Section 11.10(b) of the Credit Agreement and (z) in connection with such reallocation, the Borrower shall pay all interest and fees on the outstanding Loans accrued to the date hereof to the Administrative Agent for the account of the Banks party hereto other than “breakage” costs waived pursuant to Section 4.8(c) below.

(c)Each Bank who was a Bank immediately prior to giving effect to the Amendment agrees to waive all losses, costs and expenses incurred by such Lender under Section 2.11 of the Credit Agreement in connection with the sale and assignment of any Eurodollar Loans and such reallocation described in this Section 4.8.

(signature pages follow)

In WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized representatives as of the day and year first above written.

BORROWER:

BLACK HILLS CORPORATION,
a South Dakota corporation

By:	/s/ Richard W. Kinzley
Name:	Richard W. Kinzley
Title:	Senior Vice President and Chief Financial Officer

Signature Page to
Amendment No. 1 to Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent and a Bank

By:	/s/ Justin Martin
Name:	Justin Martin
Title:	Authorized Officer

Signature Page to
Amendment No. 1 to Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Bank

By:	/s/ John M. Eyerman
Name:	John M. Eyerman
Title:	Senior Vice President

Signature Page to
Amendment No. 1 to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
as a Bank

By:	/s/ Jonathan M. Phillips
Name:	Jonathan M. Phillips
Title:	Senior Vice President

Signature Page to
Amendment No. 1 to Amended and Restated Credit Agreement

COBANK, ACB, as a Bank

By:	/s/ Ryan M. Spearman
Name:	Ryan M. Spearman
Title:	Vice President

Signature Page to
Amendment No. 1 to Amended and Restated Credit Agreement

BANK OF MONTREAL, as a Bank

By:	/s/ Rahul Shah
Name:	Rahul Shah
Title:	Managing Director

Signature Page to
Amendment No. 1 to Amended and Restated Credit Agreement

ANNEX I

SCHEDULE 2.1
TERM LOANS

Bank	Initial Loan Amount	Additional Commitment Amount	Pro Rata Share
JPMorgan Chase Bank, N.A.	$90,000,000	$10,000,000	25.000000000%
U.S. Bank National Association	$90,000,000	$10,000,000	25.000000000%
Bank of America, N.A.	$60,000,000	$10,000,000	17.500000000%
CoBank, ACB	$60,000,000	$10,000,000	17.500000000%
Bank of Montreal, Chicago Branch	$0	$60,000,000	15.000000000%
TOTALS	$300,000,000	$100,000,000	100.000%